Exhibit 99.1

LKQ Corporation Agrees to Sell OEM Glass Manufacturing Business to Vitro SAB

Chicago, IL (December 19, 2016) - LKQ Corporation (Nasdaq: LKQ) today announced that it has entered into a definitive agreement to sell the OEM glass manufacturing business of its Pittsburgh Glass Works subsidiary (“PGW”) to a subsidiary of Vitro S.A.B. de C.V. (BMV: VITROA), a leading glass manufacturer based in Mexico. The sale price is $310 million, subject to potential post-closing purchase price adjustments.

As part of the transaction, LKQ and Vitro entered into a multi-year supply agreement pursuant to which LKQ’s ongoing aftermarket glass distribution business will purchase a specified amount of its automotive glass from Vitro at specified prices.

The transaction is expected to be completed in the first quarter of 2017 and is subject to customary closing conditions and necessary regulatory approvals.

“We are very pleased with this transaction and look forward to a seamless transition for our OEM glass customers and employees. PGW’s industry leading OEM business fits well with Vitro’s long-term growth strategy within the automotive glass manufacturing industry, and this divestiture allows LKQ to focus on our aftermarket glass distribution operations and the synergies that exist with our core North American auto parts distribution business,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation.

LKQ will report the financial information for the OEM glass manufacturing business as discontinued operations in its fourth quarter and full year 2016 financial statements, which will be released in late February 2017 and discussed during LKQ’s fourth quarter earnings call.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

About Vitro SAB
Vitro, S.A.B. de C.V. (www.vitro.com) is the leading glass manufacturer in Mexico and one of the world’s major companies in its industry, backed by more than 100 years of experience. Founded in 1909 in Monterrey, Mexico, the Company has subsidiaries in the Americas, offering quality products and reliable services to meet the needs of two businesses: glass containers and flat glass. Companies of Vitro produce, process, distribute, and market a wide range of glass articles, which are part of the daily life of thousands of people. Vitro offers solutions for multiple markets, including cosmetic, pharmaceutical and toiletries, as well as architectural and automotive. The Company is also a supplier of chemical products and raw material, machinery, molds and equipment for industrial use.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC (which are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov), including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent Quarterly Reports on Form 10-Q, as well as the following factor:

•	the receipt of regulatory approvals for the transaction and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com